UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 20, 2014
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On August 20, 2014, we issued a press release announcing that we had closed our underwritten public offering of 3,333,333 shares of common stock at a per share price of $3.75 and warrants to purchase up to the same number of shares of common stock at a per warrant price of $0.01; plus the issuance of approximately an additional 1,110,000 shares and warrants in consideration of the cancellation of $4,000,000 principal amount of convertible debentures plus accrued interest. The press released also announced that the underwriter partially exercised the over-allotment option to purchase an additional 250,000 shares of common stock and acquired warrants to purchase 500,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Also on August 20, 2014, we issued a press release announcing recent company highlights and our results for the second quarter and six months ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title
99.1	Press release dated August 20, 2014, entitled “Cellectar Biosciences Announces Closing of Public Offering and Partial Exercise of Underwriter's Over-Allotment Option”

99.2	Press release dated August 20, 2014, entitled “Cellectar Biosciences Reports Second Quarter 2014 Financial Results and Recent Highlights”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2014

CELLECTAR BIOSCIENCES, INC.

By:  /s/ Chad J. Kolean

Name: Chad J. Kolean

Title: Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title
99.1	Press release dated August 20, 2014, entitled “Cellectar Biosciences Announces Closing of Public Offering and Partial Exercise of Underwriter's Over-Allotment Option”

99.2	Press release dated August 20, 2014, entitled “Cellectar Biosciences Reports Second Quarter 2014 Financial Results and Recent Highlights”

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